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                       Consent of Independent Auditors
                       -------------------------------


We consent to the use in Form S-1 Registration Statement, dated August 8,
1996 of Advanced Viral Research Corp. of our report dated March 7, 1996 accompanying the consolidated financial statements of Advanced Viral Research Corp. contained in such Registration Statement, and to the use of our name, and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.


                               /s/ Rachlin Cohen & Holtz


RACHLIN COHEN & HOLTZ


Miami, Florida
August 8, 1996